                                                                   EXHIBIT 10.27

                             EMPLOYMENT AGREEMENT

                                    between

                    Pacific Investment Management Company,
                        a Delaware general partnership,

                                      and

                                 John L. Hague

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (the "Agreement") is entered into as of November 16 1994, by and between Pacific Investment Management Company, a Delaware general partnership ("Employer"), and John L. Hague ("Employee").


                                R E C I T A L S
                                ---------------

     WHEREAS, Thomson Advisory Group L.P., a Delaware limited partnership ("TAG LP"), Thomson Advisory Group Inc., a Delaware corporation ("TAG Inc."), stockholders of TAG Inc., PIMCO Partners, G.P., a California general partnership ("PIMCO GP"), Pacific Financial Asset Management Company, a California corporation ("PFAMCO"), certain subsidiaries of PFAMCO and certain individuals associated with the respective businesses of TAG LP, Pacific Investment Management Company, a California corporation ("PIMCO Inc."), and PFAMCO are parties to that certain Amended and Restated Agreement and Plan of Consolidation for PIMCO Advisors L.P. effective as of July 11, 1994 (the "Consolidation Agreement"), providing for the consolidation of the investment management and advisory business of TAG LP with the investment management and advisory businesses of PFAMCO and PIMCO Inc. in the manner described therein (the "Consolidation").

     WHEREAS, Employer has acquired its business in connection with and pursuant to the Consolidation.

     WHEREAS, Employer has proposed to appoint Employee as one of its Managing Directors and to grant Employee an interest in its Profit Sharing Plan (as defined in Section 3(b)).

     WHEREAS, Employer and Employee desire to assure that Employee will perform services for Employer from and after the Consolidation, subject to the consummation thereof, with such employment to be governed by the terms and provisions of this Agreement commencing as of the effective date of this Agreement as specified in Section 9 hereof (the "Effective Date").

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS.
          -----------

     The following definitions shall be applicable to the terms set forth below as used in this Agreement:

     "Affiliate" - means, with respect to any person or entity (herein the
      ---------
"first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management policies of such person or entity, by contract or otherwise. An Affiliate of a Partner shall also include any person or entity that is an officer, director or trustee (or the equivalent) or constituent partner of such Partner, any person or entity that is an officer, director or trustee (or the equivalent) or direct or indirect partner of any constituent partner of any Partner, but shall exclude any public limited partner of the Supervisory Partner unless such partner beneficially owns 5% or more of the Supervisory Partner's outstanding units.

     "CPI Adjustment Percentage" - means the percentage (if any) by which the
      -------------------------
level of the Consumer Price Index for All-Urban Consumers as reported in the Bureau of Labor Statistics of the United States Department of Labor for the month of November of the year immediately prior to the date on which the adjustment is to be calculated, has increased over its level for the month of November 1993. If the Consumer Price Index shall no longer be published, another index generally recognized as authoritative and furnishing the most clearly similar price information available shall be substituted.

     "Employment Termination Date" shall have the meaning set forth in Section
      ---------------------------
9(b).

     "Employer Managed Funds" - means as of any date of reference, those funds
      ----------------------
or investments with respect to which the Employer or any Employer Subsidiary is performing any Investment Management Services.

     "Employer Subsidiary" - means, any corporation, partnership, joint venture
      -------------------
or other business organization in which the Employer owns stock, partnership interests or other equity securities and which is controlled by the Employer. For such purposes "control" means the possession, direct or indirect, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management policies of such person or entity, by contract or otherwise.

     "Equity Board" - means the Equity Board of PIMCO Advisors L.P. as it may
      ------------
from time to time be constituted under the PIMCO Advisors Partnership Agreement.

     "For Cause" - shall have the meaning set forth in Section 5(b) hereof.
      ---------

     "Investment Management Services" - means any services which involve (a) the
      ------------------------------
management, for a fee or other remuneration, of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice, for a fee or other remuneration, with respect to the investment of specific assets or funds (or any specific group of assets or funds). Notwithstanding the foregoing, it is intended that Investment Management Services shall not include the giving of general investment advice that is not related to an identifiable investment account or fund (or group of investment accounts or funds) for which the advisor receives no remuneration.

     "Involuntary Termination" - means Employer's termination of Employee's
      -----------------------
employment (but excluding a termination of Employee's employment by Employer For Cause).

     "Majority Board Vote" shall have the meaning set forth in the Partnership
      -------------------
Agreement.

     "Management Board" means the Management Board of Employer, composed
      ----------------
exclusively of all of the Managing Directors of Employer.

     "Managing Director" means a person who, at the time of reference, is
      -----------------
employed by the Employer in the capacity as, and holds the tide of, Managing Director (including Employee at all times that Employee is employed as a Managing Director under the terms of this Agreement).

     "Managing Partner" means PIMCO Management, Inc., or any additional or
      ----------------
successor Managing Partner of Employer as of the effective date that such party shall become a Managing Partner of Employer following approval by a Super-Majority Board Vote.

     "Operating Board" means the Operating Board of PIMCO Advisors L.P. as it
      ---------------
may from time to time be constituted under the PIMCO Advisors Partnership Agreement.

     "Partners" - means, collectively, PIMCO Advisors L.P., PIMCO Management,
      --------
Inc., and any additional or successors Partners as of the effective date that such party shall become a Partner of the Employer in accordance with the terms of the Partnership Agreement. The term "Partner" may be used herein to refer individually to any of such Partners.

     "Partnership Agreement" means that certain Amended and Restated General
      ---------------------
Partnership Agreement of Pacific Investment Management Company dated as of November __, 1994, as the same may be amended, supplemented or restated from time to time in accordance with its terms.

     "PIMCO Advisors L.P." - means PIMCO Advisors L.P., a Delaware limited
      -------------------
partnership and the Supervisory. Partner of the Employer.

     "PIMCO Advisors Partnership Agreement" - means that certain Amended and
      ------------------------------------
Restated Agreement of Limited Partnership of PIMCO Advisors L.P. (formerly Thomson Advisory Group L.P.) effective as of November __, 1994, as the same may be amended, supplemented or restated from time to time in accordance with its terms.

     "Prohibited Competition Activity" - means any of the following activities:
      -------------------------------

          (a) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Employer or any Employer Subsidiary,
(i) diverting or taking away any Employer Managed Funds, or (ii) soliciting any person or entity for the purpose of diverting or taking away any such Employer Managed Funds; and

          (b) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Employer or any Employer Subsidiary, performing any Prohibited Investment Management Services.

For purposes of this definition of Prohibited Competition Activity, the Employee shall be deemed to be indirectly engaged in any activity described in clause (a) or (b) above if such activity is carried out or effected by or through another party that is acting at the direction of, or in conjunction with, the Employee.

     "Prohibited Investment Management Services" - means any Investment
      -----------------------------------------
Management Services which compete with the Investment Management Services provided by Employer, PIMCO Advisors L.P. or any Affiliates thereof.

     "Restricted Period" - means the period beginning on the Employment
      -----------------
Termination Date and ending on: (i) in the case of a Voluntary Termination, the latest to occur of (W) the then Scheduled Termination Date or (X) the date which is six months after the Employment Termination Date or (Y) the date which is nine months after the date of the notice of Voluntary Termination given pursuant to Section 5(b) or (Z) if no notice of Voluntary Termination is given before the Employment Termination Date, the date which is nine months after the Employment Termination Date; (ii) in the case of a termination For Cause, the later of (X) the date which is six months after the Employment Termination Date or (Y) the then Schedule Termination Date; and (iii) in the case of a termination on the then Scheduled Termination Date by reason of its non-extension pursuant to
Section 9(c) hereof, the date which is six months after the Employment Termination Date.

     "Schedule Termination Date" - shall have the meaning set forth in Section
      -------------------------
9(c).

     "Super-Majority Board Vote" - shall have the meaning set forth in the
      -------------------------
Partnership Agreement.

     "Supervisory Partner" - means PIMCO Advisors L.P. or any additional or
      -------------------
successor Supervisory Partner as of the effective date that such party shall become a Supervisory Partner of the Employer in accordance with the provisions of the Partnership Agreement.

     "Voluntary Termination" - means a termination of employment by reason of
      ---------------------
Employee's voluntary resignation or any other voluntary termination of employment by Employee.

     2.   EMPLOYMENT OF EMPLOYEE.
          ----------------------

     Subject to the terms and provisions of this Agreement, Employer agrees to employ Employee as a Managing Director of Employer and Employee agrees to be employed in such capacity, with such employment to commence effective as of the Effective Date. Employee agrees to serve Employer faithfully and to the best of his ability in such capacities, or in such other capacity as Employee and Employer shall agree upon from time to time. Employee shall devote such time and attention to the business of Employer during the term of this Agreement as Employer in its discretion shall deem appropriate and commensurate with Employee's duties and responsibilities with Employer and which is reasonable and proper under general rules of business conduct. Employee shall not, during the term of this Agreement, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, to an extent that such services interfere with or detract from the quality of Employee's performance of his duties and obligations on behalf of Employer. Notwithstanding the foregoing, Employee shall not be deemed to be rendering services contrary to the provisions of the preceding sentence unless and until (a) Employer gives written notice to Employee of Employer's belief that Employee is rendering services to an extent prohibited by the provisions of the preceding sentence (such notice shall specify the reasons for such belief), and (b) Employee fails, within 30 days after the effective date of such notice (determined as provided in Section 8 hereof), to cease rendering such services as are prohibited by the provisions of the preceding sentence.

     3.   COMPENSATION.
          ------------

          (a) As compensation for Employee's performance of his services under this Agreement, Employer shall pay Employee an annual base cash salary of not less than $187,300 with such minimum amount increased on January 1st of each calendar year following the Effective Date during the term of this Agreement by the CPI Adjustment Percentage. Such compensation shall be prorated for a partial year based on the period worked for Employer during such year, and shall be payable in accordance with Employer's customary employee payroll practices, including but not limited to all customary withholding practices.

          (b) As additional compensation for Employee's performance of services under this Agreement, Employee shall be entitled to participate in the 1994

Pacific Investment Management Company Non-Qualified Profit Sharing Plan (and any successor plan adopted by Employer during Employee's term of employment hereunder) (the "Profit Sharing Plan"), a copy of which is attached hereto as Exhibit A, subject to all of the terms and provisions of the Profit Sharing Plan
---------
document as the same may be amended from time to time as provided therein. Employee's initial percentage under the Profit Sharing Plan shall be determined by the Compensation Committee (as such term is defined in the Partnership Agreement). As provided in the Profit Sharing Plan and the Partnership Agreement, Employee's interest in the Profit Sharing Plan may be increased or decreased from time to time and Employee's interest in the Profit Sharing Plan may be affected by actions such as the awarding of interests to new or current employees including Managing Directors, or the loss of interests of other participants. Employee's rights under the Profit Sharing Plan shall be governed by the Profit Sharing Plan document as the same may be amended from time to time as provided therein and herein, and nothing herein shall be construed to confer any additional rights on Employee under such Plan. Except as expressly provided above with respect to Employee's initial interest in the Profit Sharing Plan, Employee shall have no right under this Agreement or under the Profit Sharing Plan to any percentage interest in the Profit Sharing Plan.

     4.   BENEFIT ARRANGEMENTS.
          --------------------

          (a) Employee shall be entitled to participate in all health, welfare, insurance, pension and other similar employee benefit plans and programs of Employer (including, without limitation, the Employer's "Perquisite Plan") or the Supervisory Partner which are open to participation by employees holding employment positions comparable to Employee's position; provided, however, that such participation by Employee shall in all cases be subject to the terms and provisions of each such employee plan or program and also to applicable federal, state or other governmental laws and regulations; provided further such benefits shall be on terms no less favorable than under Employee's prior employment agreement with PIMCO Inc. in effect as of the date hereof.

          (b) Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee during the term of this Agreement in accordance with practices as in effect from time to time.

          (c) During the term of this Agreement, Employee shall receive paid vacations in accordance with Employer's practices as in effect from time to time.

          (d) Compliance with the foregoing subsections shall in no way create or be deemed to create any obligation, express or implied, on the part of Employer or any affiliate of Employer with respect to the continuation of any benefit or other plan or arrangement maintained at or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

     5.   TERMINATION OF EMPLOYMENT PRIOR TO THE SCHEDULED TERMINATION DATE.
          -----------------------------------------------------------------

     The parties hereby expressly agree that Employee's employment by Employer may terminate or be terminated by either party at any time prior to the Scheduled Termination Date as provided below; provided, however, that any such termination of Employee's employment by Employer shall be in accordance with the terms of Article VII of the Partnership Agreement in effect as of the date such Partnership Agreement was first executed. Except as otherwise expressly set forth herein, Employee shall not be entitled to any severance pay, relocation benefits or other severance benefits upon termination of his employment with Employer, and upon such termination for any reason, shall no longer be a Managing Director. Upon any termination prior to the Scheduled Termination Date the rights of the parties shall be as follows:

          (a)  Death and Permanent Incapacity. Upon the death of Employee or the
               ------------------------------
permanent incapacity of Employee continuing for a period of more than 180 days, Employee's employment by Employer hereunder shall terminate. Upon any such termination, Employer shall pay Employee (or his estate) his base salary pursuant to Section 3(a) hereof and shall provide Employee (or his estate or beneficiaries) with all the benefits contemplated by Section 4 (a) hereof for a period of one year from the date of termination of Employee's employment pursuant to this Section 5(a). In addition, upon any such termination, Employer shall pay Employee or his estate, (i) any base salary pursuant to Section 3(a) hereof which is earned but unpaid as of the date of termination, (ii) any compensation owed to Employee pursuant to the Profit Sharing Plan pursuant to
Section 3(b) hereof as provided therein and (iii) any reimbursement amounts owed to Employee and any other amounts owed to Employee under any benefit plan (including amounts under any disability plan) in respect of service through the date of termination. As used herein, the term permanent incapacity means the inability of Employee, by reason of injury, illness or other similar cause to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of Employer and its Affiliates.

          (b)  Voluntary Termination and Termination For Cause. In the event of
               -----------------------------------------------
(i) a termination of Employee's employment by reason of a Voluntary Termination or (ii) in the event of Employee's termination by Employer For Cause, then (A) all obligations of Employer under any Section of this Agreement shall terminate as of the date of such termination, (B) all obligations of Employer and its Affiliates under the Profit Sharing Plan shall terminate as provided therein, and (C) Employee's obligations under Section 6(a) and Section 6(c) hereof shall continue unaffected by the termination of Employee's employment in accordance with the terms thereof and, as a material consideration for its agreements hereunder and other arrangements in connection with the Consolidation, Employer shall have the right to enforce such obligations to the full extent set forth therein. Employee agrees to give Employer at least six months prior written notice of any Voluntary Termination hereunder.

     As used herein, the term "For Cause" shall mean any of the following:

               (i) Employee has engaged in actions which both constitute a Termination Offense, and are of a nature which if publicly known would materially and adversely affect Employer's business; and the term "Termination Offense" shall mean any felony criminal offense which involves a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty;

               (ii) Employee has persistently and willfully neglected his duties as provided herein after Employer has given Employee written notice specifying such conduct by Employee and giving Employee a reasonable period of time (not less than 45 days), to conform his conduct to such duties; or

               (iii)  Employee has engaged in Prohibited Competition Activity.

     Any determination as to whether Employee has been terminated For Cause for purposes of this Agreement shall be made without reference to the determination required to be made under the Partnership Agreement and the related definition of "For Cause" in that Agreement.

     (c)  Involuntary Termination and Default by Employer. In the event of the
          -----------------------------------------------
Involuntary Termination of Employee's employment by Employer, then (i) Employer shall continue to pay Employee his base salary as was in effect as of the Employment Termination Date subject to the CPI adjustment for the longer of one year from the Employment Termination Date or through the then Scheduled Termination Date and during such period shall continue in effect Employee's benefits in accordance with Section 4(a), (ii) Employee shall be entitled to participate in the Profit Sharing Plan to the extent and only to the extent provided therein and (iii) all obligations of Employee under this Agreement other than Section 6(a) hereof shall terminate; provided, however, that in the event that Employee engages in any of the activities described in Section 6(c) hereof following any such termination, then Employer's obligations under clause
(i) above shall terminate. After any material default by Employer in the performance of any of its obligations hereunder, Employee shall have the right to TERMINATE his employment hereunder for a period of three months thereafter, and such a termination shall be deemed an Involuntary Termination by Employer. Notwithstanding the foregoing, Employer shall not be deemed to have committed a material default hereunder unless and until (x) Employee gives written notice to Employer of Employee's belief that Employer has committed such a default, and
(y) Employer falls, within 30 days after the effective date of such notice (determined as provided in Section 8 hereof), to cure such default. Payment of the amount specified In this Section 5(c) is agreed by the parties hereto to be in full satisfaction and compromise of any claims arising out of any termination of Employee's employment pursuant to this Section 5(c).

     6.   CONFIDENTIAL INFORMATION: PROHIBITED ACTIVITIES.
          -----------------------------------------------

          (a) Employee hereby represents that as of the date of this Agreement he is not performing any consulting or other duties for, and is not a party to any similar agreement with, any business or venture competing with the Employer or any of its Affiliates. By execution of this Agreement, Employee hereby covenants that during the term of his employment with Employer he will not engage in any Prohibited Competition Activity. Without limitation of any other provision of this Agreement, the restrictions set forth in this Section 6(a) shall in no event be applicable to or restrict Employee following termination of his employment for any reason.

          (b) Employee agrees and acknowledges that any and all presently existing investment advisory business of Employer and its Affiliates and all business developed by Employer and its Affiliates or any other employee of Employer and its Affiliates, including without limitation all investment advisory contracts, fees, commissions, compensation records, client lists, agreements, and any other incident of any business developed by Employer or earned or carried on by Employer and all trade names, service marks and logos under which Employer and its Affiliates do business, including without limitation the "Pacific Investment Management Company" trade names and service marks and any combinations or variations thereof and all related logos, are and shall be the exclusive property of Employer or such Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to Employer or such Affiliate. Employee acknowledges that, in the course of performing services hereunder and otherwise, including for Employer's predecessor, Employee has had and will from time to time have access to confidential records, data, client and contract lists, trade secrets, formulae, computer programs and software, manuals and documentation, algorithms, and similar and other confidential information owned or used in the course of business by Employer or its Affiliates. Employee agrees always to keep secret and not ever (during the term of this Agreement or thereafter) publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of Employer or any Affiliate thereof or otherwise at the Employer's request and with the consent of the Management Board (which consent shall require a Super-Majority Board Vote)) any knowledge or information of a confidential or proprietary nature with respect to any trade secrets, proprietary plans, clients, client requirements, service providers, business operations or techniques of Employer or any of its Affiliates. Upon termination of Employee's services to Employer for any reason, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in Employee's possession or control, shall be returned to Employer and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

          (c) In further reflection of Employer's important interests in its proprietary information and trade and employee relationships as contemplated by
Section 6(b), Employee agrees that, following the Employment Termination Date, unless Employee's termination of employment occurred by reason of death or permanent incapacity as provided in Section 5(a) or Involuntary Termination as provided in Section 5(c), Employee will not, during the Restricted Period, without the consent of the Management Board (which consent shall require a Super-Majority Board Vote) and the consent of the Supervisory Partner, directly or indirectly, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than Employer or any Affiliate of Employer:

               (A) provide investment advisory, investment management or any other services to any person or entity that is a client of Employer (for this purpose, a "client of Employer" is any person or entity for whom Employer is performing Investment Management Services at the Employment Termination Date or for whom Employer performed Investment Management Services at any time during the six months immediately preceding the Employment Termination Date and any person or entity with whom Employer was actively attempting to develop an investment advisory relationship during such period); provided, however, that this paragraph (1) shall not prohibit Employee from providing investment advisory or investment management or other services to any person or entity that is not a client of Employer, and (2) shall not prohibit Employee from working as part of an enterprise having clients of Employer as its clients as long as Employee can demonstrate by clear and convincing evidence that he has no direct or indirect involvement with the management of such clients' accounts or the provision of advice or other services with respect thereto and that he has refrained from contacting such clients directly or indirectly;

               (B) divert or take away any Employer Managed Funds or solicit any person or entity for the purpose of diverting or taking away any such Employer Managed Funds; or

               (C) solicit or induce any professional employee or former professional employee of Employer to terminate his relationship therewith, hire any such professional employee, or work in any enterprise involving investment advisory services with any professional employee or former professional employee of Employer who was employed by Employer at any time during the six months immediately preceding the Employment Termination Date.

     Notwithstanding the provisions of this Section 6(c), Employee may make passive investments in a competitive enterprise the shares of which are publicly traded provided his holding therein, together with any holdings of his Affiliates, do not exceed 1% of the outstanding shares or comparable interests in such entity.

          (d)  Employer shall not have the right to enforce the provisions of
Section 6(c) following any termination of employment prior to the Scheduled Termination Date by reason of death or permanent incapacity as provided in
Section 5(a) or Involuntary Termination as provided in Section 5(c), its sole right being to terminate further payments as described in such Sections in the event Employee elects to engage in any activity described in such Sections while otherwise entitled to receive such payments.

     7.   ADDITIONAL COVENANTS REGARDING MANAGEMENT OF EMPLOYER.
          -----------------------------------------------------

     Employer and Employee understand and agree that it is important to the employment relationship of the Managing Directors with Employer that the Managing Directors as a group have certain rights under the Partnership Agreement and the Profit Sharing Plan. Accordingly, Employer and Employee agree that none of the following actions will be taken by Employer (or the partners thereof) unless such action shall first have been approved as provided below:

          (a) The amendment or modification of the provisions of Article VII of the Partnership Agreement (relating to the management of Employer) or any successor provisions thereto must first be approved by a Majority Board Vote (provided that to the extent that any such change amends a provision which requires a Super-Majority Board Vote, such an amendment may only be adopted by with the approval of a Super-Majority Board Vote); or

          (b) The amendment, modification or termination of the Profit Sharing Plan must first be approved by a Super-Majority Board Vote.

     8.   NOTICES.
          -------

     All notices, requests or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing (including telecopy) and, unless otherwise expressly provided herein, shall be delivered
(a) by hand during normal business hours, (b) by Federal Express, United Parcel Service or other reputable overnight commercial delivery service (collectively "overnight courier"), (c) by registered or certified mail (return receipt requested) or (d) by telecopy, addressed as follows:

To Employer at:          Pacific Investment Management Company
                         840 Newport Center Drive
                         Newport Beach, CA 92660

To Employee at:          The current residential mailing address and residential
                         telecopy number for Employee as reflected in Employer's employee records

     Any such notice shall be effective for purposes of determining compliance with the time requirements herein (unless otherwise specifically provided herein) (a) at the time of personal delivery, if delivered by hand, (b) at the time accepted for overnight delivery by the overnight courier, if delivered by overnight courier, (c) at the time of deposit in the United States mail, postage fully prepaid, if delivered by registered or certified mail, or (d) at the time of confirmation of receipt, if delivered by telecopy. Either party may change its address for purposes of Notices hereunder pursuant to a Notice, given as provided herein, advising the other party of such change.

     9.   EFFECTIVE DATE/TERM OF AGREEMENT.
          --------------------------------

          (a) Employee and Employer agree that the employment relationship between Employee and Employer shall be governed in all respects by the terms and provisions of this Agreement effective as of the date of the closing of the transactions contemplated by the Consolidation Agreement ("Effective Date"). If for any reason such closing shall not occur, this Agreement and all of its terms and conditions shall be null and void and of no effect whatsoever.

          (b) The term of Employee's employment under this Agreement shall end on the earlier of the following dates (the "Employment Termination Date"):

               (i)    The Scheduled Termination Date; or

               (ii) The effective date of Employee's termination of employment with Employer as provided in Section 5 hereof, if earlier.

          (c) As used in this Agreement, the initial "Scheduled Termination Date" initially shall be December 31, 1996; provided, however, that such initial Scheduled Termination Date automatically shall be changed on such initial Scheduled Termination Date or any subsequent Scheduled Termination Date to a date which is exactly two years after the Scheduled Termination Date then in effect (and after such a change, such date shall thereafter be the then "Scheduled Termination Date") unless either Employer or Employee gives notice (the "Notice of Non-Extension") to the other party that the Scheduled Termination Date shall not be so postponed; and provided further, that the Scheduled Termination Date automatically shall be postponed pursuant to the preceding clause for successive two-year periods until a Notice of Non-Extension is given by at least one of the parties. Any Notice of Non-Extension must be given in writing at least six months prior to the Scheduled Termination Date to which the Notice of Non-Extension applies. Upon any such non-renewal by either party, Employee shall be subject to Section 6 to the extent provided therein.

          (d) Notwithstanding that Employee's employment by Employer under this Agreement shall terminate on the Employment Termination Date, such termination shall not have the effect of terminating those obligations of any party which, pursuant to the terms of this Agreement, are contemplated as remaining in effect to a date, or throughout a period which ends, after the Employment Termination Date.

     10.  GOVERNING LAW.
          -------------

     This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to Agreements made and to be performed only within the State of California without regard to its rules concerning conflict of laws.

     11.  ENTIRE AGREEMENT.
          ----------------

     The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

     12.  MODIFICATIONS AND AMENDMENTS.
          ----------------------------

     This Agreement may not be modified, amended, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by both parties and approved by Super-Majority Board Vote. Notwithstanding the foregoing, Employer shall be entitled, without any approval or acceptance by Employee, to exercise the discretionary powers and authority granted under:
Section 3 hereof with respect to Employee's compensation, provided that such compensation shall not be less than the amount stated therein; and Section 5 hereof with respect to the termination of Employee's employment with Employer; and provided further, that, subject to the provisions of Section 7 hereof, Employer shall be entitled, with Super-Majority Board Vote, without any approval or acceptance by Employee, to amend, supplement, restate, modify or terminate the Profit Sharing Plan.

     13.  SUCCESSORS AND ASSIGNS.
          ----------------------

     This Agreement and the provisions hereof shall be binding upon each of the parties, their successors, and assigns.

     14.  ASSIGNMENT.
          ----------

     This Agreement and the rights, duties and obligations hereunder may not be assigned (which term shall mean only the actual assignment of this Agreement) by either party without the prior written consent of the other party.

     15.  THIRD PARTY RIGHTS.
          ------------------

     The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and, in the case of Employee's death, Employee's estate, heirs or beneficiaries; provided, however, that with respect to Sections 5,6 and 7 hereof, PIMCO Advisors L.P. is an intended third-party beneficiary.

     16.  NON-WAIVER OF RIGHTS.
          --------------------

     The failure or delay of either party in the exercise of any right given to such party hereunder shall not constitute a waiver of rights unless the time specified herein for exercise of such rights has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

     17.  SPECIFIED PERFORMANCE; SEVERABILITY.
          -----------------------------------

     It is specifically understood and agreed that any breach of the provisions of this Agreement will result in irreparable injury, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy they may have, the parties hereto shall be entitled to enforce the specific performance of this Agreement by and to seek both temporary and permanent injunctive relief without the necessity of proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     18.  PRONOUNS AND PLURALS.
          --------------------

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     19.  COUNTERPARTS.
          ------------

     This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as provided hereinabove.

                                         "EMPLOYER"

                                         PACIFIC INVESTMENT MANAGEMENT
                                         COMPANY,
                                         a Delaware general partnership


                                         By: /s/ William S. Thompson
                                            ------------------------------------
                                         Name:  William S. Thompson
                                              ----------------------------------
                                         Title:   CEO
                                               ---------------------------------


                                         "EMPLOYEE"

                                              /s/ John L. Hague
                                         ---------------------------------------
                                         John L. Hague

                                   EXHIBIT A
                                   --------

                                     1994

                       NON-QUALIFIED PROFIT SHARING PLAN